EXHIBIT 99.1

PennantPark Investment Corporation Announces Financial Results for the Quarter Ended December 31, 2024

MIAMI, Feb. 10, 2025 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NYSE: PNNT) announced today its financial results for the first quarter ended December 31, 2024.

HIGHLIGHTS
Quarter ended December 31, 2024 (unaudited)
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)	$1,298.1
Net assets	$494.3
GAAP net asset value per share	$7.57
Quarterly increase in GAAP net asset value per share	0.1%
Adjusted net asset value per share (2)	$7.57
Quarterly increase in adjusted net asset value per share (2)	0.1%

Credit Facility	$460.0
2026 Notes	$148.8
2026-2 Notes	$163.3
Regulatory debt to equity	1.58x
Weighted average yield on debt investments	12.0%

Operating Results:
Net investment income	$13.0
Net investment income per share	$0.20
Core net investment income per share (3)	$0.20
Distributions declared per share	$0.24

Portfolio Activity:
Purchases of investments*	$295.7
Sales and repayments of investments*	$353.7

PSLF Portfolio data:
PSLF investment portfolio	$1,275.1
Purchases of investments	$353.8
Sales and repayments of investments	$109.1

________________________
       * excludes U.S. Government Securities

  Includes investments in PennantPark Senior Loan Fund, LLC ("PSLF"), an unconsolidated joint venture, totaling $208.2 million, at fair value.
  This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance excluding the impact of unrealized gain on the Company's multi-currency, senior secured revolving credit facility with Truist Bank, as amended, the “Credit Facility." The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
  Core net investment income ("Core NII") is a non-GAAP financial measure. The Company believes that Core NII provides useful information to investors and management because it reflects the Company's financial performance excluding one-time or non-recurring investment income and expenses. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. For the quarter ended December 31, 2024, there were no one-time events, resulting in $0.20 of Core NII..

CONFERENCE CALL AT 12:00 P.M. EST ON FEBRUARY 11, 2025

PennantPark Investment Corporation (“we,” “our,” “us” or the “Company”) will also host a conference call at 12:00 p.m. (Eastern Time) on Tuesday, February 11, 2025 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (888) 394-8218 approximately 5-10 minutes prior to the call. International callers should dial (646) 828-8193. All callers should reference conference ID #9452525 or PennantPark Investment Corporation. An archived replay will also be available on a webcast link located on the Quarterly Earnings page in the Investor section of PennantPark’s website.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased to announce another quarter of solid NAV and credit performance,” said Arthur Penn, Chairman and CEO.  “Our earnings stream continues to be strong and is driven in part by the  excellent returns generated by our PSLF Joint Venture. Additionally, our dividend stream is supported by substantial spillover income."

As of December 31, 2024, our portfolio totaled $1,298.1 million and consisted of $575.0 million or 44% of first lien secured debt, $124.8 million or 10% of U.S. Government Securities, $50.0 million or 4% of second lien secured debt, $206.1 million or 16% of subordinated debt (including $132.2 million or 10% in PSLF) and $342.2 million or 26% of preferred and common equity (including $76.0 million or 6% in PSLF). Our interest bearing debt portfolio consisted of 92% variable-rate investments and 8% fixed-rate investments. As of December 31, 2024, we had two portfolio companies on non-accrual, representing 4.3% and 1.5% percent of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $13.6 million as of December 31, 2024. Our overall portfolio consisted of 158 companies with an average investment size of $7.4 million (excluding U.S. Government Securities), had a weighted average yield on interest bearing debt investments of 12.0%.

As of September 30, 2024, our portfolio totaled $1,328.1 million and consisted of $667.9 million or 50% of first lien secured debt, $99.6 million or 8% of U.S. Government Securities, $67.2 million or 5% of second lien secured debt, $181.7 million or 14% of subordinated debt (including $115.9 million or 9% in PSLF) and $311.7 million or 23% of preferred and common equity (including $67.9 million or 5% in PSLF). Our interest bearing debt portfolio consisted of 94% variable-rate investments and 6% fixed-rate investments. As of September 30, 2024, we had two portfolio companies on non-accrual, representing 4.1% and 2.3% percent of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $11.2 million as of September 30, 2024. Our overall portfolio consisted of 152 companies with an average investment size of $8.1 million (excluding U.S. Government Securities), had a weighted average yield on interest bearing debt investments of 12.3%.

For the three months ended December 31, 2024, we invested $295.7 million in 12 new and 61 existing portfolio companies with a weighted average yield on debt investments of 10.6% (excluding U.S. Government Securities). For the three months ended December 31, 2024, sales and repayments of investments totaled $353.7 million (excluding U.S. Government Securities).

For the three months ended December 31, 2023, we invested $231.1 million in 12 new and 32 existing portfolio companies with a weighted average yield on debt investments of 11.9%. For the three months ended December 31, 2023, sales and repayments of investments totaled $71.0 million (excluding U.S. Government Securities).

PennantPark Senior Loan Fund, LLC

As of December 31, 2024, PSLF’s portfolio totaled $1,275.1 million, consisted of 112 companies with an average investment size of $11.4 million and had a weighted average yield interest bearing debt investments of 10.7%.

As of September 30, 2024, PSLF’s portfolio totaled $1,031.2 million, consisted of 102 companies with an average investment size of $10.1 million and had a weighted average yield interest bearing debt investments of 11.3%.

For the three months ended December 31, 2024, PSLF invested $353.8 million (including $286.6 million was purchased from the Company) in 15 new and 43 existing portfolio companies at weighted average yield interest bearing debt investments of 10.5%. PSLF’s sales and repayments of investments for the same period totaled $109.1 million.

For the three months ended December 31, 2023, PSLF invested $81.0 million (including $50.8 million were purchased from the Company) in five new and seven existing portfolio companies at weighted average yield on interest bearing debt investments of 12.7%. PSLF’s sales and repayments of investments for the same period totaled $29.1 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations during the three months ended December 31, 2024 and 2023.

Investment Income

For the three months ended December 31, 2024, investment income was $34.2 million, which was attributable to $25.2 million from first lien secured debt, $2.0 million from second lien secured debt, $1.1 million from subordinated debt and $5.9 million from other investments, respectively. For the three months ended December 31, 2023, investment income was $34.3 million, which was attributable to $25.1 million from first lien secured debt, $2.6 million from second lien secured debt, $1.3 million from subordinated debt and $5.3 million from preferred and common equity, respectively. The decrease in investment income for the three months ended December 31, 2024 was primarily due to the changes in our portfolio and investment yields.

Expenses

For the three months ended December 31, 2024, expenses totaled $21.2 million and were comprised of $11.7 million of debt related interest and expenses, $4.3 million of base management fees, $2.8 million of incentive fees, $1.7 million of general and administrative expenses and $0.7 million of provision for excise taxes. For the three months ended December 31, 2023, expenses totaled $18.7 million, and were comprised of; $9.6 million of debt-related interest and expenses, $4.0 million of base management fees, $3.3 million of incentive fees, $1.4 million of general and administrative expenses and $0.4 million of provision for excise taxes. The increase in expenses for the three months ended December 31, 2024 was primarily due an increase in debt related interest and expenses.

Net Investment Income

For the three months ended December 31, 2024 and 2023, net investment income totaled $13.0 million, or $0.20 per share and $15.7 million, or $0.24 per share. The decrease in net investment income for the three months ended December 31, 2024 was primarily due to increase in interest expense.

Net Realized Gains or Losses

For the three months ended December 31, 2024 and 2023, net realized gains (losses) totaled $(2.6) million and $1.8 million, respectively. The change in realized gains (losses) was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments and Debt

For the three months ended December 31, 2024 and 2023, we reported net change in unrealized appreciation (depreciation) on investments of $2.4 million and $(5.0) million, respectively. As of December 31, 2024 and September 30, 2024, our net unrealized appreciation (depreciation) on investments totaled $13.6 million and $11.2 million, respectively. The net change in unrealized depreciation on our investments was primarily due to changes in the capital market conditions of our investments and the values at which they were realized.

For the three months ended December 31, 2024 and 2023, the Truist Credit Facility had a net change in unrealized appreciation (depreciation) of $3.3 million and $(2.0) million, respectively. As of December 31, 2024 and September 30, 2024, the net unrealized appreciation (depreciation) on the Truist Credit Facility totaled $4.4 million and $1.1 million, respectively. The net change in unrealized depreciation was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

For the three months ended December 31, 2024 and 2023, net increase (decrease) in net assets resulting from operations totaled $16.1 million or $0.25 per share and $10.7 million or $0.16 per share, respectively. The increase in net assets from operations for the three months ended December 31, 2024 was primarily due to a decrease in the net realized and unrealized depreciation in the portfolio primarily driven by changes in market conditions.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from cash flows from operations, including investment sales and repayments, income earned, proceeds of securities offerings and debt financings. Our primary use of funds from operations includes investments in portfolio companies and payments of interest expense, fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives and operations.

As of December 31, 2024 and September 30, 2024, we had $464.5 million and $461.5 million, respectively, in outstanding borrowings under the Truist Credit Facility. The Truist Credit Facility had a weighted average interest rate of 6.8% and 7.2%, respectively, exclusive of the fee on undrawn commitments. As of December 31, 2024 and September 30, 2024, we had $10.5 million and $13.5 million of unused borrowing capacity under the Truist Credit Facility, respectively, subject to leverage and borrowing base restrictions.

As of December 31, 2024 and September 30, 2024, we had cash and cash equivalents of $55.9 million and $49.9 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to allows us to effectively operate our business.

For the three months ended December 31, 2024, our operating activities provided cash of $18.7 million and our financing activities used cash of $12.7 million. Our operating activities provided cash primarily due to our investment activities and our financing activities used cash primarily for distributions paid to stockholders.

For the three months ended December 31, 2023, our operating activities used cash of $155.1 million and our financing activities provided cash of $153.2 million. Our operating activities used cash primarily due to our investment activities and our financing activities provided cash primarily from borrowings under the Truist Credit Facility.

DISTRIBUTIONS

During the three months ended December 31, 2024, we declared distributions of $0.24 per share, for total distributions of $15.7 million. During the three months ended December 31, 2023, we declared distributions of $0.21 per share, for total distributions of $13.7 million. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the SEC.

RECENT DEVELOPMENTS

The multi-currency Truist Credit Facility was upsized to $500.0 million (increased from $475 million in February 2025).

AVAILABLE INFORMATION

The Company makes available on its website its Quarterly Report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (In thousands, except share data)

	December 31, 2024	September 30, 2024
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost—$856,406 and $916,168, respectively)	$845,829	$910,323
Non-controlled, affiliated investments (amortized cost—$57,109 and $56,734, respectively)	11,032	33,423
Controlled, affiliated investments (amortized cost—$370,967 and $343,970, respectively)	441,205	384,304
Total investments (amortized cost—$1,284,482 and $1,316,872, respectively)	1,298,066	1,328,050
Cash and cash equivalents (cost—$55,868 and $49,833, respectively)	55,851	49,861
Interest receivable	5,227	5,261
Receivable for investments sold	47,230	—
Distribution receivable	5,359	5,417
Due from affiliates	144	228
Prepaid expenses and other assets	214	269
Total assets	1,412,091	1,389,086
Liabilities
Truist Credit Facility payable, at fair value (cost—$464,456 and $461,456, respectively)	460,033	460,361
2026 Notes payable, net (par— $150,000)	148,796	148,571
2026 Notes-2 payable, net (par— $165,000)	163,293	163,080
Payable for investment purchased	125,050	100,096
Distributions payable	5,224	5,224
Base management fee payable	4,268	4,297
Incentive fee payable	2,756	3,057
Accounts payable and accrued expenses	5,500	4,053
Interest payable on debt	2,850	6,406
Due to affiliates	—	33
Total liabilities	917,770	895,178
Net assets
Common stock, 65,296,094 and 65,296,094 shares issued and outstanding, respectively Par value $0.001 per share and 200,000,000 shares authorized	65	65
Paid-in capital in excess of par value	743,968	743,968
Accumulated deficit	(249,712)	(250,125)
Total net assets	$494,321	$493,908
Total liabilities and net assets	$1,412,091	$1,389,086
Net asset value per share	$7.57	$7.56

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share data) (Unaudited)

	Three Months Ended December 31,
	2024	2023
Investment income:
From non-controlled, non-affiliated investments:
Interest	$18,767	$21,068
Payment-in-kind	1,421	2
Dividend income	508	692
Other income	582	1,425
From non-controlled, affiliated investments:
Payment-in-kind	—	347
From controlled, affiliated investments:
Interest	7,255	5,481
Payment-in-kind	823	632
Dividend income	4,851	4,689
Total investment income	34,207	34,336
Expenses:
Interest and expenses on debt	11,741	9,557
Base management fee	4,268	4,004
Incentive fee	2,756	3,321
General and administrative expenses	1,250	1,214
Administrative services expenses	500	189
Expenses before provision for taxes	20,515	18,285
Provision for taxes on net investment income	700	393
Net expenses	21,215	18,678
Net investment income	12,992	15,658
Realized and unrealized gain (loss) on investments and debt:
Net realized gain (loss) on investments and debt:
Non-controlled, non-affiliated investments	(2,560)	2,581
Non-controlled and controlled, affiliated investments	—	(750)
Net realized gain (loss) on investments and debt	(2,560)	1,831
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	(4,777)	(12,270)
Non-controlled and controlled, affiliated investments	7,138	7,324
Provision for taxes on unrealized appreciation (depreciation) on investments	(37)	150
Debt appreciation (depreciation)	3,328	(2,040)
Net change in unrealized appreciation (depreciation) on investments and debt	5,652	(6,836)
Net realized and unrealized gain (loss) from investments and debt	3,092	(5,005)
Net increase (decrease) in net assets resulting from operations	$16,084	$10,653
Net increase (decrease) in net assets resulting from operations per common share	$0.25	$0.16
Net investment income per common share	$0.20	$0.24

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation, or the Company, is a business development company that invests primarily in U.S. middle-market companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, managing $9.4 billion of investable capital, including available leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in Miami and has offices in New York, Chicago, Houston, Los Angeles, and Amsterdam.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Investment Corporation files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. PennantPark Investment Corporation undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

The information contained herein is based on current tax laws, which may change in the future. The Company cannot be held responsible for any direct or incidental loss resulting from applying any of the information provided in this publication or from any other source mentioned. The information provided in this material does not constitute any specific legal, tax or accounting advice. Please consult with qualified professionals for this type of advice.

Contact:	Richard T. Allorto, Jr.
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com